EXHIBIT 7

February 28, 2006

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:	Pride Business Development Holdings, Inc.
Item 4.02 Form 8-K
Filed on February 28, 2006
file no: 000-32517

We have read and agree with the statements under Item 4.02 of the Form 8-K report dated February 28, 2006.

/s/ Malone & Bailey, PC
Malone and Bailey, PC
Houston, Texas